Exhibit 10.1

February 24, 2020

Christopher Weiler

Dear Chris,

You have agreed to a base salary pay change, effective February 24, 2020.  The details of this pay change are outlined below.

Current annualized base salary:  $490,000

Calculated bi-weekly amount (annualized salary/26):  $18,846

New annualized base salary:  $400,000

New calculated bi-weekly amount (annualized salary/26):  $15,385

% of Pay Change:  18.37%

All other terms and conditions of your employment remain unchanged.

To confirm your acceptance of the pay change, please sign and return this letter.

Sincerely,

/s/ Lindsey Hammond

Lindsey Hammond

Sr. Director, Global Talent

___________________________________________________________________________________

I accept the above change to my base salary and acknowledge that this change is now part of my employment agreement.

NameChristopher Weiler

Signature/s/ Christopher Weiler

Date5/7/2020